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                                                                   Exhibit 23.02

                         CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1997 appearing on page 22 of Universal Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 1996.




Price Waterhouse L.L.P.
Chicago, Illinois
June 30, 1997